Exhibit 99.2

TC BANCSHARES, INC. PROXY FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 12, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder(s) of TC Bancshares, Inc. (the “Company”) hereby acknowledge(s) receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, and hereby appoints, Gregory H. Eiford and Nathan L. Higdon, or either of them, Proxy of the undersigned, with full power of substitution and revocation, and authorize(s) him to vote the number of shares which the undersigned would be entitled to cast if personally present at the Special Meeting of Shareholders of the Company to be held on Wednesday, November 12, 2025, at 8:30 a.m. (local time), at the main office of TC Federal Bank, located at 131 South Dawson Street, Thomasville, Georgia 31792, and at any adjournment(s) thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE AND THE PROXY IS SIGNED AND RETURNED, THE PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IMPORTANT—This Proxy must be signed and dated. THIS IS YOUR PROXY YOUR VOTE IS IMPORTANT! THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1 AND 2 1. Approval of the Agreement and Plan of Merger, dated July 23, 2025, by and between Colony Bankcorp, Inc. (“Colony”) and the Company, pursuant to which the Company will merge with and into Colony, with Colony surviving the merger, and the transactions contemplated by the merger agreement, including the merger (the “TCBC merger proposal”). FOR □ AGAINST □ ABSTAIN □ 2. Approval of the adjournment of the Company special meeting, if necessary or appropriate, to solicit additional proxies in favor of the TCBC merger proposal. FOR □ AGAINST □ ABSTAIN □ Important: Please sign and date your proxy card. Please sign exactly as your name(s) appear(s) on this proxy. All joint owners of shares must sign. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title. Dated: ____________________ Signature: __________________________________ Signature: __________________________________ Title(s): ___________________________________

Voting Instructions You may vote your proxy in the following ways: Via Internet: Login to https://annualgeneralmeetings.com/tcbcsp2025/ Enter your control number (12 digit number located below) Via Mail: Pacific Stock Transfer Company Attn: Proxy Department 6725 Via Austi Parkway, Suite 300 Las Vegas, Nevada 89119 CONTROL NUMBER You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on November 11, 2025. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.